Exhibit 21.1

                              List of Subsidiaries

      Subsidiary                                       Jurisdiction of Formation
      ----------                                       -------------------------

      Auldana Beach Pty Limited                                Australia
      Austar Entertainment Pty Limited                         Australia
      Austar Retail Pty Limited                                Australia
      Austar Satellite Pty Limited                             Australia
      Austar Satellite Ventures Pty Limited                    Australia
      Austar Services Pty Limited                              Australia
      Austar United Broadband Pty Limited                      Australia
      Austar United Communications Limited                     Australia
      Carryton Pty Limited                                     Australia
      Century Programming Ventures Corporation                 Nevada
      Century United Programming Ventures Pty Limited          Australia
      Chippawa Pty Limited                                     Australia
      Content Co Pty Limited                                   Australia
      Continental Century Pay TV Pty Limited                   Australia
      CTV Pty Limited                                          Australia
      Dovevale Pty Limited                                     Australia
      Grovern Pty Limited                                      Australia
      Ilona Investments Pty Limited                            Australia
      Jacolyn Pty Limited                                      Australia
      Keansburg Pty Limited                                    Australia
      Kidilla Pty Limited                                      Australia
      Kiwi Cable Company Limited                               New Zealand
      Lystervale Pty Limited                                   Australia
      Massive Media Pty Limited                                Australia
      Massive Interactive Pty Limited                          Australia
      Massive Technologies Pty Limited                         Australia
      Maxi-Vu Pty Limited                                      Australia
      Minorite Pty Limited                                     Australia
      Newcastle Microwave Pty Limited                          Australia
      Orloff Pty Limited                                       Australia
      Palara Vale Pty Limited                                  Australia
      Saturn Communications Limited                            New Zealand
      Saturn (NZ) Holding Company Pty Limited                  New Zealand
      Selectra Pty Limited                                     Australia
      Societe Francaise des Communications et du Cable S.A.    France
      STV Pty Limited                                          Australia
      Telefenua S.A.                                           French Polynesia
      UAP Australia Programming Pty Limited                    Australia
      United AML, Inc.                                         Colorado
      United Austar, Inc.                                      Colorado
      United Austar Transponder, Inc.                          Colorado
      United Australia Holdings, Inc.                          Colorado
      United Australia/Pacific Finance, Inc.                   Colorado
      UIH ECT Programming Pty Limited                          Australia
      UIH SFCC, L.P.                                           Colorado
      UIH SFCC Holdings, L.P.                                  Colorado
      UIH SFCC II, Inc.                                        Colorado
      United Wireless Pty Limited                              Australia
      United Wireless Systems Pty Limited                      Australia
      United Wireless (Wholesale) Pty Limited                  Australia
      Vermint Grove Pty Limited                                Australia
      Vinatech Pty Limited                                     Australia
      Weather 21 Pty Limited                                   Australia
      Willongong/Microwave Pty Limited                         Australia
      Windytide Pty Limited                                    Australia
      Xtek Bay Pty Limited                                     Australia
      XYZ Entertainment Pty Limited                            Australia
      Yanover Pty Limited                                      Australia